Exhibit 4.1

[Face of Security]

REGISTERED	PRINCIPAL AMOUNT
No. 1	$100,000,000
CUSIP No. 948741 848

WEINGARTEN REALTY INVESTORS

8.10% Note due 2019

WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust (herein referred to as the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on September 15, 2019 (the “Stated Maturity Date”) or the date fixed for earlier redemption (the “Redemption Date,” and together with the Stated Maturity Date with respect to principal repayable on such date, the “Maturity Date”), and to pay interest thereon from August 19, 2009 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2009, at the rate of 8.10% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Holder in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be March 1, June 1, September 1 or December 1 (whether or not a Business Day) (each, a “Regular Record Date”), as the case may be, next preceding such Interest Payment Date by transfer of funds to an account maintained by such Holder within the United States. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The principal of this Note payable on the Stated Maturity Date or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Note payable on the Redemption Date will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, currently the office of The Bank of New York Mellon Trust Company, N.A., Trustee, located at 101 Barclay Street, New York, New York 10007, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Note on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including August 19, 2009, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, as defined below, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be. “Business Day” means any day, other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: August 19, 2009

WEINGARTEN REALTY INVESTORS

(SEAL)

By:
Name:
Title:

By:
Name:
Title:

Attest:

Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

3

[Reverse of Security]

WEINGARTEN REALTY INVESTORS

8.10% Note due 2019

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1995 (herein called the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as “8.10% Notes due 2019” (collectively, the “Notes”), and the aggregate principal amount of the Notes to be issued under such series is limited to $100,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes).

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

This Note will not be subject to any sinking fund and, except in accordance with the provisions of the following paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

This Note is subject to redemption at any time and from time to time on or after September 15, 2014, as a whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount of the Note plus accrued and unpaid interest to the date of redemption.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the

Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

This Note is issuable only in registered form without coupons in denominations of $20 and integral multiples thereof.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be subject to all the terms of the Indenture and all of the terms, provisions and conditions of the Indenture shall continue in full force and effect.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

2

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security number or other identifying number of assignee:

Please print or type name and address (including zip code) of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                              attorney to transfer said Note of Weingarten Realty Investors on the books of Weingarten Realty Investors, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatsoever.

3